                                   FORM 8-K/A

                             WASHINGTON, D.C. 20549

                                 CURRENT REPORT
      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                            MRV COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

0-23452                                                   06-1340090
(Commission File Number)                    (I.R.S. Employer Identification No.)

8917 Fullbright Ave.
Chatsworth, CA                                               91311
(Address of Principal executive offices)                   (Zip Code)

                                  818 773-9044
              (Registrant's telephone number, including area code)

                                       N/A
          (Form name or former address, if changed since last report)

         This Form 8-K/A Supplements and completes registrant's Form 8-K filed October 10, 1996.

Item 7   Financial Statements and Exhibits

         (a)   Financial Statements of Business Acquired

         The following financial statements of Fibronics Ltd Group are included herewith:

                                                                                           PAGE
                                                                                           ----
INDEPENDENT AUDITORS' REPORT                                                                 3

COMBINED FINANCIAL STATEMENTS
     Balance Sheets as of December 31, 1995, 1994 and 1993                                   4

     Statements of Operations
       for the years ended December 31, 1995, 1994 and 1993                                  6

     Statements of Cash Flows for the years ended December 31, 1995, 1994 and 1993           7

Notes to the Combined Financial Statements                                                   8

Unaudited Combined Balance Sheet at  September 25, 1996                                     21

Unaudited  Statement of Operations Nine Months ended September 30, 1996                     22

Unaudited Statement of Cash Flows Nine Months ended September 30, 1996                      23

Notes to Unaudited Combined Financial Statements                                            24

     (b)  Pro Forma Financial Information

          The following pro forma financial information is included herewith:

                                                                                           PAGE
                                                                                           ----
Unaudited Pro Forma Combined Statements of Operations for the year ended
  December 31, 1995                                                                         25

Unaudited Pro Forma Combined Statements of Operations for the Nine Months ended
  September 30, 1996                                                                        26

                                   LUBOSHITZ,
                                 KASIERER & CO.
                                 ARTHUR ANDERSEN

                          INDEPENDENT AUDITORS' REPORT


TO THE BOARD OF DIRECTORS OF FIBRONICS LTD.

We have audited the combined balance sheets of the Fibronics Ltd. Group (the "Group") as of December 31, 1995 and 1994, and the related combined statements of operations and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in Israel and in the United States, including those prescribed by the Auditor's (Mode of Performance) Regulations (Israel), 1973. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Group as of December 31, 1995 and 1994, and the combined results of their operations and their combined cash flows for each of the three years in the period ended December 31, 1995 in conformity with accounting principles generally accepted in Israel and in the United States (as applicable to the financial statements of the Group, such principles are practically identical).



                                      CERTIFIED PUBLIC ACCOUNTANTS (ISR.)


Haifa, February 29, 1996

(except with respect to the subsequent events discussed in Note 20 as to which the date is October 30, 1996).

                              FIBRONICS LTD. GROUP

                             COMBINED BALANCE SHEETS
                          In thousands of U.S. dollars


                                                                               DECEMBER 31
                                                                          ----------------------
                                                              NOTE          1995           1994
                                                              ----        -------        -------
CURRENT ASSETS
     Cash and cash equivalents                                              1,145            759
     Receivables, net                                          (3)         10,938          8,529
     Inventories                                               (4)          7,380          6,671
     Prepaid and other current assets                                         301            567
                                                                           ------        -------
         Total current assets                                              19,764         16,526
                                                                           ------        -------


FIXED ASSETS                                                   (5)
     Cost                                                                  12,994         14,021
     Less - accumulated depreciation                                       (9,893)       (10,222)
                                                                           ------        -------
                                                                            3,101          3,799
                                                                           ------        -------



OTHER ASSETS                                                                  299            349
                                                                           ------        -------


                                                                           23,164         20,674
                                                                           ======        =======

                                                                               DECEMBER 31
                                                                          ----------------------
                                                              NOTE          1995           1994
                                                              ----        -------        -------
CURRENT LIABILITIES
     Banks                                                     (6)          9,169          7,824
     Trade payables                                                         3,200          4,980
     Accrued payroll and other expenses                                     3,371          6,215
     Current maturities                                                     5,176          4,610
                                                                           ------         ------
         Total current liabilities                                         20,916         23,629
                                                                           ------         ------


LOAN FROM ELBIT LTD.                                           (7)          6,781             --
                                                                           ------         ------


LONG-TERM LIABILITIES
     Bank and others                                           (8)          2,328          3,886
     Accrued severance pay, net                                (9)            116            215
                                                                           ------         ------
                                                                            2,444          4,101
                                                                           ------         ------

CONTINGENT LIABILITIES
     AND COMMITMENTS                                          (11)

SHAREHOLDERS' DEFICIENCY                                      (12)         (6,977)        (7,056)
                                                                           ------         ------



                                                                           23,164         20,674
                                                                           ======         ======




          . . . . . . . . . . . . . .          . . . . . . . . .
                 YIGAL BARUCHI                    PESAH DAVID
            Chief Executive Officer               Controller
                 and member of
              Board of Directors


         THE ACCOMPANYING NOTES FORM AN INTEGRAL PART OF THESE COMBINED
                             FINANCIAL STATEMENTS.

                              FIBRONICS LTD. GROUP

                        COMBINED STATEMENTS OF OPERATIONS
                          In thousands of U.S. dollars

                                                                          DECEMBER 31
                                                             -------------------------------------
                                               NOTE           1995            1994           1993
                                               ----          ------         -------         ------
Net sales                                                    35,003          33,355         47,590

Cost of sales                                  (13)          19,127          20,725         25,034
                                                             ------         -------         ------

     Gross profit                                            15,876          12,630         22,556
                                                             ------         -------         ------

Selling expenses                                             15,129          16,712         19,259

Research and development costs, net            (14)             545              76          4,966

Administrative and general expenses                           1,485           3,751          3,202
                                                             ------         -------         ------

     Total operating expenses                                17,159          20,539         27,427
                                                             ------         -------         ------

     Operating loss                                          (1,283)         (7,909)        (4,871)

Financing expenses, net                        (15)           1,753           1,577          1,104

Restructuring costs                            (16)              --           1,953             --

Other income (expenses), net                                    815            (118)          (256)
                                                             ------         -------         ------
                                                             (2,221)        (11,557)        (6,231)

Forgiveness of debt by Elbit                                  2,300              --             --
                                                             ------         -------         ------


     Net income (loss)                                           79         (11,557)        (6,231)
                                                             ======         =======         ======



         THE ACCOMPANYING NOTES FORM AN INTEGRAL PART OF THESE COMBINED
                             FINANCIAL STATEMENTS.

                              FIBRONICS LTD. GROUP

                        COMBINED STATEMENTS OF CASH FLOWS
                          In thousands of U.S. dollars

                                                                               DECEMBER 31
                                                                     ------------------------------
                                                                       1995       1994        1993
                                                                     ------      ------      ------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income (loss)                                                     79     (11,557)     (6,231)
   Adjustments to reconcile net income (loss) to net cash
     provided by operating activities:
       Revenues and expenses not affecting operating cash
         flows:
           Forgiveness of debt by Elbit                              (2,300)         --          --
           Depreciation and amortization                              1,459       2,455       2,990
           Severance pay, net                                           (99)        (92)         34
           Loss (gain) on disposal and write off of fixed assets       (205)        410         (61)
           Linkage increments on long-term loans                         10          56         (35)
       Changes in operating assets and liabilities:
         Receivables                                                 (2,409)        751       3,698
         Inventories                                                   (709)      1,524        5587
         Prepaid and other current assets                               266         218          73
         Payables and accrued expenses                               (4,624)      2,693      (3,873)
                                                                     ------      ------      ------
           Net cash used in operating activities                     (8,532)     (3,542)     (2,848)
                                                                     ------      ------      ------

CASH FLOWS FROM INVESTING ACTIVITIES
   Investment in fixed assets                                          (786)       (361)       (943)
   Proceeds from disposal of fixed assets                               280         156         129
                                                                     ------      ------      ------
           Net cash used in investing activities                       (506)       (205)       (814)
                                                                     ------      ------      ------

CASH FLOWS FROM FINANCING ACTIVITIES
   Additional paid-in capital                                            --       4,183       2,022
   Long-term loans from banks                                            --         192         227
   Repayment of long-term loans from banks                           (1,002)     (1,657)         --
   Loan from Elbit                                                    9,081          --          --
   Short-term borrowings from banks, net                              1,345       1,165       1,507
                                                                     ------      ------      ------
           Net cash provided by financing activities                  9,424       3,883       3,756
                                                                     ------      ------      ------

INCREASE IN CASH AND CASH EQUIVALENTS                                   386         136          94
CASH AND CASH EQUIVALENTS AT BEGINNING
   OF YEAR                                                              759         623         529
                                                                     ------      ------      ------
CASH AND CASH EQUIVALENTS AT END OF YEAR                              1,145         759         623
                                                                     ======      ======      ======

Interest paid                                                         1,650       1,761       1,195
                                                                     ======      ======      ======


         THE ACCOMPANYING NOTES FORM AN INTEGRAL PART OF THESE COMBINED
                             FINANCIAL STATEMENTS.

                              FIBRONICS LTD. GROUP

                 NOTES TO THE COMBINED STATEMENTS OF CASH FLOWS
                          In thousands of U.S. dollars



NOTE 1 - GENERAL

         A.    BASIS OF PRESENTATION

              The combined financial statements of the Fibronics Ltd. Group (the "Group") comprise the accounts of the following companies which commencing in 1994 are, directly and indirectly, wholly-owned subsidiaries of Elbit Ltd. ("Elbit").

                   - Fibronics Ltd. (the "Company") and its marketing subsidiaries (principally in the United Kingdom and in Germany).

                   -  Fibronics International Inc. (marketing company in the
                      U.S.)

              Material intercompany balances and transaction among the companies in the Group have been eliminated in the combined financial statements.

         B. The Group is engaged in the development, manufacture and international marketing of high-speed information transfer and distribution systems. The term "affiliated company", as used in these financial statements, refers to affiliates of Elbit, and its principal shareholder, Elron Electronic Industries Ltd. ("Elron").

         C. The Group incurred significant losses from operations in previous years resulting in a shareholders' deficiency of approximately $6,977 as of December 31, 1995. Elbit has made a commitment that it will assist the Group in meeting its working capital needs for 1996 in order to enable the Group to continue operations.

         D. The accompanying financial statements have been prepared in U.S. dollars, as the currency of the primary economic environment in which the operations of the Group are conducted is the U.S. dollar. The majority of the Group's sales are made outside Israel in non-Israeli currencies (mainly the U.S. dollar), as are the majority of purchases of materials and components. Thus, the functional currency of the Group is the U.S. dollar.

              Transactions and balances originally denominated in U.S. dollars are presented at their original amounts. Transactions and balances in other currencies are remeasured into U.S. dollars in accordance with principles identical to those prescribed in Statement No. 52 of the Financial Accounting Standards Board of the United States
              (FASB). Exchange gains and losses from the aforementioned remeasurement are reflected in the statement of operations.

                              FIBRONICS LTD. GROUP

                          In thousands of U.S. dollars


NOTE 1 - GENERAL (CONT.)

         E. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         F.   REORGANIZATION OF ELBIT

              In December 1995, Elbit announced that its Board of Directors approved in principle the exploration of a strategic split of Elbit's business segments into three separate publicly-traded companies in the defense, healthcare and commercial businesses. The proposal is subject to all necessary approvals, permits and licenses required by law, in both Israel and in other applicable countries. Upon final approval of this proposal by the Elbit Board of Directors, it will be submitted for approval by Elbit's shareholders. The accompanying financial statements do not reflect the impact of any adjustments that may result from this reorganization.

NOTE 2 - ACCOUNTING POLICIES

         The financial statements have been prepared in conformity with accounting principles generally accepted in Israel and in the United States (as applicable to the financial statements of the Group such principles are practically identical). The significant accounting policies followed in the preparation of the financial statements, on a consistent basis, are:

         A.   INVENTORIES

              Inventories are valued at the lower of cost or market, cost being determined as follows:

                 Raw materials            -  "first-in, first-out" method.

                 Finished products and
                    work in process       -  materials as above; labor and
                                             overhead on an average basis

                              FIBRONICS LTD. GROUP

                          In thousands of U.S. dollars


NOTE 2 - ACCOUNTING POLICIES (CONT.)

         B.   CASH EQUIVALENTS

              All highly liquid investments are considered as cash equivalents if the investments mature within three months from the date of acquisition.

         C.   FIXED ASSETS

              Fixed assets are stated at cost, net of investment grants received. Repairs and maintenance expenses are charged to operations as incurred. Depreciation is calculated by the straight-line method over the estimated useful lives of the assets (principally five to fifteen years).

         D.   RESEARCH AND DEVELOPMENT COSTS

              Research and development costs, net of participations, are charged to operations as incurred.

         E.   PRODUCT WARRANTY

              The provision for product warranty is recorded based on the Company's experience and engineering estimates.

         F.   DOUBTFUL DEBTS

              Known bad debts are written off. Doubtful debts are provided for specifically.

         G.   BALANCES IN FOREIGN CURRENCY AND LINKED BALANCES

              Balances in foreign currency are translated at the exchange rates in effect at balance sheet date.

              Balances linked to the Consumer Price Index in Israel (CPI) are stated at the latest index published prior to balance sheet date.

                              FIBRONICS LTD. GROUP

                          In thousands of U.S. dollars


NOTE 2 - ACCOUNTING POLICIES (CONT.)

         G.    BALANCES IN FOREIGN CURRENCY AND LINKED BALANCES (Cont.)

              Data regarding the representative exchange rate of the U.S. dollar and the CPI are as follows:


                                              EXCHANGE RATE OF       CONSUMER
              END OF YEAR                        U.S. DOLLAR        PRICE INDEX
              --------------------------      ----------------      -----------
              1995                                  3.135              313.3
              1994                                  3.018              289.7
              1993                                  2.986              253.2

              CHANGE DURING THE YEAR                  %                  %
              --------------------------      ----------------      -----------
              1995                                  3.9                  8.1
              1994                                  1.1                 14.5
              1993                                  8.0                 11.2

NOTE 3 - RECEIVABLES

                                                       DECEMBER 31
                                                       -----------
                                                      1995      1994
                                                      ----      ----
         Trade -
           Elbit                                        198        -
           Other (*)                                  9,999    7,673
         Government departments                         712      826
         Sundry                                          29       30
                                                     ------    -----
                                                     10,938    8,529
                                                     ======    =====

         (*)  Net of allowance for doubtful debts       264      509
                                                     ======    =====

NOTE 4 - INVENTORIES

                                                      DECEMBER 31
                                                      -----------
                                                     1995      1994
                                                     -----     ----
         Raw materials                               2,636    2,576
         Work in process                             1,246      833
         Finished products                           3,498    3,262
                                                    ------    -----
                                                     7,380    6,671
                                                    ======    =====

                              FIBRONICS LTD. GROUP

                          In thousands of U.S. dollars


NOTE 5 - FIXED ASSETS

                                              DECEMBER 31
                                              -----------
                                            1995      1994
                                            ----      ----

Machinery, computers and vehicles           9,022    10,107
Office furniture and fixtures               3,801     3,706
Leasehold improvements                        171       208
                                           ------    ------
                                           12,994    14,021

Less - accumulated depreciation and
  amortization                             (9,893)  (10,222)
                                           ------    ------
                                            3,101     3,799
                                           ======    ======

         Depreciation and amortization expense totaled approximately $1,409, $1,933 and $2.171 in 1995, 1994 and 1993, respectively.

         Investment grants deducted from cost of fixed assets amount to $680 (1994 - same).

         Liens - see Note 10.

NOTE 6 - BANKS

         The loans are linked to the U.S. dollar and bear interest at annual rates of between 6.5% and 7.2%.

         Collateral - see Note 10.

NOTE 7 - LOAN FROM ELBIT LTD.

         The loan is linked to the U.S. dollar and bears interest at an annual rate of 7.5%. Maturity dates have not yet been determined.

                              FIBRONICS LTD. GROUP

                          In thousands of U.S. dollars



NOTE 8 - LONG-TERM LIABILITIES

         A.    COMPOSITION:

                                                            DECEMBER 31
                                              ANNUAL      --------------
                                             INTEREST      1995     1994
                                               RATE       ------   -----
                                               % (4)
                                             --------
         Bank loans                  (1)        7.2        4,250   4,250
         Bank loans                  (2)     8.5-10.5      3,154   3,758
         Capital lease                                         -     173
         Other                       (3)     10.0-11.5       100     315
                                                          ------   -----
                                                           7,504   8,496
         Less - current maturities                         5,176   4,610
                                                          ------   -----
                                                           2,328   3,886
                                                          ======   =====

         (1)      These loans are subject to various financial covenants.

         (2) The loans are secured by guarantees from the Government of Israel in accordance with the Law for the Encouragement of Capital Investments, 1959.

         (3)      Loans of $100 (1994 - $280) are linked to the CPI.

         (4) The loans bear interest mainly based on the LIBOR rate. The above mentioned rates are the rates as of December 31, 1995.

         B.       MATURITIES

         First year - current maturities                       5,176
         Second year                                           1,596
         Third year                                              486
         Fourth year                                             124
         Fifth year                                              122
                                                               -----
                                                               7,504
                                                               =====

         C.    COLLATERAL - see Note 10.

                              FIBRONICS LTD. GROUP

                          In thousands of U.S. dollars



NOTE 9 - ACCRUED SEVERANCE PAY, NET

         The Company is obligated to make severance payments to employees upon termination of their employment. For some of its employees, including senior employees, the Company discharges its obligation for severance pay by the payment of premiums to an insurance company under an approve plan. Other employees have joined a comprehensive pension plan. The deposits with the insurance company and the pension fund are not under the control of the Company and, therefore, are not presented in the balance sheet.

         The Company makes deposits with a severance pay fund to cover a portion of its liability for severance pay over and above its contributions to the pension plan as detailed below:

                                                           DECEMBER 31
                                                           -----------
                                                          1995     1994
                                                          ----     ----

         Accrued severance pay                             324       410
         Less - deposits (including accrued profits)       208       195
                                                          ----     -----
                                                           116       215
                                                          ====     =====

NOTE 10 - LIENS

         As collateral for its liabilities to banks and to the State of Israel (in respect of investment grants), the Company has registered fixed and floating charges on its assets.


NOTE 11 - CONTINGENT LIABILITIES AND COMMITMENTS

         A.   LEASES

              Various companies in the Group lease facilities under operating leases, certain of which include escalation clauses, purchase options, renewal options and requirements to pay property taxes and utilities. The companies also lease certain furniture and equipment under non-cancellable operating lease agreements.

                              FIBRONICS LTD. GROUP

                          In thousands of U.S. dollars



         A.   LEASES (Cont.)

              The future minimum lease commitments under operating leases as of December 31, 1995, are as follows:

              Year ending December 31:
              ------------------------

              1996                       605
              1997                       450
              1998                       197
              1999                        91
              2000                        86
              Thereafter                  68
                                    --------
                                       1,497
                                    ========

              Rentals charged to operations under these leases for the year ended December 31, 1995, 1994 and 1993 amounted to approximately $460, $600 and $1,636, respectively.

         B.   ROYALTIES

              In connection with its research and development, the Company has received participation payments from the State of Israel. The participation commits the Company to pay royalties of 2%, mainly on the related product sales, and is subject to various time restrictions and maximum amounts. Royalties for the current year amounting to $300 (1994 - $386. 1993 - $386) are included in selling expenses.

              The Company received in prior years participations in selling expenses by the Government of Israel. The participations commit the Company to pay a royalty of 3% of the increase in sales over a base amount.

         C. According to a letter of understanding between the Company and a supplier (Kalpana), the Company will pay the supplier royalties of $25 per unit sold, after the first 12,000 units.

                              FIBRONICS LTD. GROUP

                          In thousands of U.S. dollars


NOTE 11 - CONTINGENT LIABILITIES AND COMMITMENTS (CONT.)

         D.   According to an agreement between the Company and a supplier
              (QSP), the Company may be liable for payment of up to $200, if the agreement with the supplier is terminated

         E. According to terms of an agreement between the Company and Elbit, Elbit has undertaken to finance the Company's research and development expenses, contingent upon specific conditions, during the years 1995 and 1996. In consideration for the financing of its research and development programs, commencing on January 1, 1997, and for a period of five years, the Company is committed to pay Elbit royalties for each product developed through this financing at a rate of 3% of total sales (see Note 14).

         F. According to an agreement between the Company and a supplier (Plaintree), the Company has a commitment to purchase chips of the supplier in 1996 of up to $1,200.

         G. Short-term deposits amounting to $105 are pledged to secure bank credit received by a company in Germany.

NOTE 12 - SHAREHOLDERS' DEFICIENCY

                                                            FOR THE YEAR ENDED
                                                               DECEMBER 31
                                                          ---------------------
                                             1995          1994           1993
                                            -------       -------       -------
         Balance, beginning of year          (7,056)          318         4,418
         Additional paid-in capital              --         4,183           109
         Net income (loss)                       79       (11,557)       (6,231)
                                            -------       -------       -------
                                             (6,977)       (7,056)          318
                                            =======       =======       =======

                              FIBRONICS LTD. GROUP

                          In thousands of U.S. dollars


NOTE 13 - COST OF SALES

                                                                     FOR THE YEAR ENDED
                                                                         DECEMBER 31
                                                             ----------------------------------
                                                               1995         1994          1993
                                                             -------       -------      -------
         Materials                                            16,951        15,115       17,506
         Labor and overhead                                    2,417         4,161        5,529
         Depreciation and amortization                           408           937        1,069
                                                             -------       -------      -------
                                                              19,776        20,213       24,104
         Decrease (increase) in inventories of finished
           products and work in process                         (649)          512          930
                                                             -------       -------      -------
                                                              19,127        20,725       25,034
                                                             =======       =======      =======

NOTE 14 - RESEARCH AND DEVELOPMENT COSTS, NET

                                                         FOR THE YEAR ENDED
                                                            DECEMBER 31
                                                 --------------------------------
                                                  1995         1994         1993
                                                 ------       ------       ------
         Total expenditure for research and
              product development net             4,578        6,186        6,772

         Less - participation by:
           The Government of Israel              (2,233)      (2,589)      (1,806)
           Elbit Ltd.                            (1,800)      (3,521)          --
                                                 ------       ------       ------
                                                    545           76        4,966
                                                 ======       ======       ======

NOTE 15 - FINANCING EXPENSES, NET

                                                      FOR THE YEAR ENDED
                                                          DECEMBER 31
                                               ----------------------------------
                                                1995          1994          1993
                                               ------        ------        ------
Expenses:
  Long-term loans                                694           658           564
  Short-term loans and other                   1,055           864           700
  Loan from Elron                                147            94             6
                                               -----         -----         -----
                                               1,896         1,616         1,270
Less - financing income                          143            39           166
                                               -----         -----         -----
                                               1,753         1,577         1,104
                                               =====         =====         =====

                              FIBRONICS LTD. GROUP

                          In thousands of U.S. dollars


NOTE 16 - RESTRUCTURING COSTS

                                                                          FOR THE
                                                                         YEAR ENDED
                                                                         DECEMBER 31
                                                                            1994
                                                                         -----------
         Writedown of discontinued fixed assets
           and facility closure costs                                        416
         Severance payments in excess of regular
           provisions and involuntary employee
           termination costs                                                 837
         Lease buyout                                                        325
         Other                                                               375
                                                                           -----
                                                                           1,953
                                                                           =====

NOTE 17 - TRANSACTIONS WITH RELATED PARTIES

                                                          FOR THE YEAR ENDED
                                                             DECEMBER 31
                                                     ---------------------------
                                                      1995       1994       1993
                                                     ------     -----      -----
         Income:
           Sales                                     9,399      9,729         --
           Participation in research and
              development                            1,800      3,521         --
           Forgiveness of debt                       2,300         --         --

         Costs and expenses:
           Cost of sales, net                        1,917        302         --
           Selling expenses                            150        673         --
           Financing expenses                          147         94          6

         Sales of fixed assets                         320         --         --

         Exercise of warrants by Elron                  --         --      1,550

                              FIBRONICS LTD. GROUP

                          In thousands of U.S. dollars


NOTE 18 - TAXES ON INCOME

         A. The Company's production facilities have been granted the status of "approved enterprise" entitling the Company to certain tax benefits. The period of such benefits is limited to a certain number of years. This period will terminate in 1996 and 1997 for certain plant expansions and in 2005 and 2007 in respect of other expansions.

              Income deriving from the "approved enterprise" is subject to tax at a reduced rate.

              The above benefits are conditional, inter alia, on the Company exporting specified percentages of its annual turnover. The Company has fulfilled this condition to date.

         B. The Group has tax loss carryforwards amounting to approximately $14,500 some of which expire in varying amounts through 2009. A valuation allowance has been provided for the full amount of the deferred tax benefit related to these carryforwards due to the uncertainty in respect of their realization.

         C. Final tax assessments for the Company have been received through 1993.

NOTE 19 - CONCENTRATIONS OF CREDIT RISK

         Financial instruments which potentially subject the Group to concentrations of credit risk consist principally of accounts receivable. These concentrations of credit risk within geographical markets may be affected by changes in economic or other conditions and may, accordingly, impact the Group's overall credit risk. The Group performs ongoing credit evaluations of its customers and maintains allowances for credit losses.

         Accounts receivable-trade, classified by geographical markets at December 31, 1995 and 1994 are:

                                                              DECEMBER 31
                                                        ------------------------
                                                         1995               1994
                                                        -----              -----
         Americas                                       1,207              1,966
         Israel                                         1,097                468
         Europe                                         7,039              4,600
         Other                                            656                639
                                                        -----              -----
                                                        9,999              7,673
                                                        =====              =====

                              FIBRONICS LTD. GROUP

                          In thousands of U.S. dollars


NOTE 20 - SUBSEQUENT EVENTS

              Pursuant to an agreement signed in September 1996, all the assets, of the Group except cash and cash equivalents, trade and other receivables, rights and obligations of the Group under certain lease agreements and other assets, were sold to MRV Communications, Inc. ("MRV"), a U.S. publicly traded company, in consideration of approximately $23,000 in cash and shares of MRV, which consideration exceeds the carrying value of the assets sold.

              According to the agreement Elbit and the Group may not produce or sell any proprietary software or hardware developed by the Group and transferred to MRV except for a specific technology which is shared by both sides, for a period of 18 months from the date of closing.


                                   # # # # # #

                              FIBRONICS LTD, GROUP
                       COMBINED BALANCE SHEET (Unaudited)
                               SEPTEMBER 25, 1996



CURRENT ASSETS
       Cash                                               $  1,648,000
       Receivables, net
                                                             6,418,000
       Inventories
                                                             8,433,000
       Prepaid and other assets
                                                             1,391,000
                                                          ------------
                   Total current assets                     17,890,000
                                                          ------------

FIXED ASSETS
       Cost                                                 13,608,000
       Less - accumulated depreciation                     (10,674,000)
                                                          ------------

                                                             2,934,000
                                                          ------------

OTHER ASSETS
                                                               299,000
                                                          ------------

       TOTAL ASSETS                                       $ 21,123,000
                                                          ============


CURRENT LIABILITIES
       Suppliers
                                                             2,654,000
       Accrued payroll and other expenses
                                                             4,046,000
                                                          ------------
                   Total current
                   liabilities                               6,700,000
                                                          ------------

LOAN FROM ELBIT LTD                                         13,545,000
                                                          ------------

LONG-TERM LIABILITIES
       Banks and others                                     13,996,000
                                                          ------------

SHAREHOLDERS' DEFICIENCY
       Share capital
                                                               405,000
       Additional paid-in capital                           41,642,000
       Accumulated deficit                                 (55,165,000)
                                                          ------------
                                                           (13,118,000)
                                                          ------------

       TOTAL LIABILITIES & SHAREHOLDERS' DEFICIENCY       $ 21,123,000
                                                          ============

                              FIBRONICS LTD, GROUP
                       STATEMENT OF OPERATIONS (Unaudited)
                      NINE MONTHS ENDED SEPTEMBER 30, 1996



NET SALES                                        $ 19,481,000

COST OF SALES
                                                   10,823,000
                                                 ------------

GROSS PROFIT
                                                    8,658,000

RESEARCH & DEVELOPMENT
                                                    1,879,000

SELLING, GENERAL & ADMINISTRATIVE EXPENSES
                                                   11,489,000
                                                 ------------

TOTAL OPERATING EXPENSES
                                                   13,368,000
                                                 ------------

OPERATING LOSS
                                                   (4,710,000)

FINANCING EXPENSES,  NET
                                                    1,240,000

OTHER INCOME
                                                     (193,000)
                                                 ------------

NET LOSS                                         $ (6,143,000)
                                                 ============


FIBRONICS LTD. GROUP
STATEMENT OF CASH FLOWS (UNAUDITED)
FOR THE PERIOD JANUARY 1, 1996 TO SEPTEMBER 25, 1996


CASH FLOWS FROM OPERATING ACTIVITIES
         Net loss                                                                   $(5,799,000)
         Adjustments to reconcile loss to net cash provided by operating activities:
                     Revenues and expenses not affecting operating cash flows:
                          Depreciation and amortization                                 920,000

                                  Severance pay, net                                   (116,000)

                                  Gain on disposal and write-off of fixed assets        (58,000)

                     Changes in operating assets and liabilities:
                            Receivables                                               3,653,000

                            Inventories                                              (1,420,000)

                            Prepaid and other current assets                           (224,000)

                            Payables and accrued expenses                               156,000
                                                                                    -----------
                      Net cash used in operating activities                          (2,888,000)
                                                                                    -----------


CASH FLOWS FROM INVESTING ACTIVITIES
         Investment in fixed assets                                                    (761,000)

         Proceeds from disposal of fixed assets                                          64,000
                                                                                    -----------
                Net cash used in investing activities                                  (697,000)
                                                                                    -----------


CASH FLOWS FROM FINANCING ACTIVITIES
         Repayment of long-term loans from banks                                     (7,504,000)

         Loan from Elbit                                                              6,765,000

         Short-term borrowings from banks, net                                        4,088,000
                                                                                    -----------
                Net cash provided by financing activities                             3,094,000
                                                                                    -----------


INCREASE IN CASH AND CASH EQUIVALENTS                                                   503,000

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                        1,145,000
                                                                                    -----------
CASH AND CASH EQUIVALENTS AT END OF YEAR                                              1,648,000
                                                                                    ===========

Interest paid                                                                         1,300,000
                                                                                    ===========

                              FIBRONICS LTD. GROUP

          NOTES TO UNAUDITED FINANCIAL STATEMENTS

         1. BASIS OF PRESENTATION - The accompanying unaudited condensed financial statements have been prepared in accordance with the requirements of Regulation S-X and, therefore, do not include all information and footnotes which would be presented if such financial statements were prepared in accordance with generally accepted accounting principles. These statements should be read in conjunction with the audited financial statements included elsewhere herein.

               In the opinion of management, these interim financial statements reflect all normal and recurring adjustments necessary for a fair presentation of the financial position and results of operations for the period presented. The results of operations and cash flows for such period is not necessarily indicative of results to be expected for the full year.

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
For the Year ended December 31, 1995
(in thousands except per share amounts)


                                                                For the Year           For the Four Months
                                                                    ended                      ended
                                                               December 31, 1995           April 30, 1995
                                                            MRV Communications, Inc.  Galcom Networking, Ltd
                                                                      (a)                       (b)

REVENUES                                                            $ 39,202                   $ 2,076
COSTS AND EXPENSES
              Cost of goods sold                                      22,608                     1,285
              Research and development
                 expenses                                              4,044                        28
              Selling, general and
                 administrative expenses                               6,799                       964
              Purchased technology in
                 progress                                              6,211                        --
              Restructuring costs                                      1,465                        --
                                                                    --------                   -------
                                                                      41,127                     2,277
                                                                    --------                   -------

              Operating income (loss)                                 (1,925)                     (201)
              Financing expenses, net                                     --
              Other income (expense)                                     654                      (222)
              Forgiveness of debt                                         --                        --
              (Credit) Provision for income taxes                          2                        --
                 Net income (loss)                                    (1,273)                     (423)

              Net income (loss) per share
              Weighted average common and
              common equivalent shares outstanding


                                                               For the period                For the Year
                                                               January 1, 1995                   ended
                                                               to June 29, 1995            December 31, 1995
                                                          Ace 400 Communications Ltd      Fibronics Group Ltd.
                                                                       (b)                       (b)


REVENUES                                                            $  5,727                   $ 35,003
COSTS AND EXPENSES
              Cost of goods sold                                       3,607                     19,127
              Research and development
                 expenses                                                529                        545
              Selling, general and
                 administrative expenses                               1,894                     16,614
              Purchased technology in
                 progress                                                 --                         --
              Restructuring costs                                         --                         --
                                                                    --------                   --------
                                                                       6,030                     36,286
                                                                    --------                   --------

              Operating income (loss)                                   (303)                    (1,283)
              Financing expenses, net                                                            (1,753)
              Other income (expense)                                    (517)                       815
              Forgiveness of debt                                         --                      2,300
              (Credit) Provision for income taxes                         --                         --
                 Net income (loss)                                      (820)                        79

              Net income (loss) per share
              Weighted average common and
              common equivalent shares outstanding


                                                                                            Pro Forma
                                                                   Adjustment               Balances
                                                                      (c)                    (b) (d)


REVENUES                                                            $     --                   $82,008
COSTS AND EXPENSES
              Cost of goods sold                                          --                    46,627
              Research and development
                 expenses                                                 --                     5,146
              Selling, general and
                 administrative expenses                                  --                    26,271
              Purchased technology in
                 progress                                              6,211                        --
              Restructuring costs                                         --                     1,465
                                                                    --------                   -------
                                                                       6,211                    79,509
                                                                    --------                   -------

              Operating income (loss)                                 (6,211)                    2,499
              Financing expenses, net                                     --                    (1,753)
              Other income (expense)                                      --                       730
              Forgiveness of debt                                         --                     2,300
              (Credit) Provision for income taxes                     (2,236)                    2,238
                 Net income (loss)                                    (3,975)                    1,538

              Net income (loss) per share                                                      $  0.08
              Weighted average common and
              common equivalent shares outstanding                                              18,377


Note

a Includes results of operations associated with assets acquired from Galcom Networking Ltd for the period May 2, 1995 to December 31, 1995 and also includes results of operations associated with assets acquired from ACE 400 Communications Ltd for the period June 30, 1995 to December 31, 1995.

b The pro forma information above shows the combined statements of operations of MRV Communications, Inc. and operations associated with assets acquired from ACE 400 Communications, Ltd, Galcom Networking Ltd and Fibronics Group Ltd as if the purchase of those assets had taken place as of January 1, 1995. The results of Galcom Networking, Ltd. for the four months ended April 30, 1995 include only those related to the assets purchased by MRV. The assets acquired and liabilities assumed from ACE 400 Communications did not include those of a subsidiary named North Hills Europe on whose financial statements their auditor has issued a disclaimer of opinion. The Company is not liable for resolution of liablities related to North Hills Europe or its liquidation proceedings. North Hills Europe has no effect on an investment decision on the Company's securities. North Hills Europe ceased operations in 1995. Any amounts for the period January 1, 1995 to June 29, 1995, related to North Hills Europe, included in the results of ACE 400 Communications, Ltd. above are immaterial.

c Adjustment to eliminate nonrecurring purchased technology in progress and tax effect thereon.

d Adjustments to amortize goodwill recorded and fair value adjustments to property, plant and equipment are not material.

              UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS For the Period January 1, 1996 to September 25, 1996
                    (in thousands except per share amounts)

                                                   For the Nine Months       For the period
                                                          ended             January 1, 1996 to
                                                    September 30, 1996     September 30, 1996                         Pro Forma
                                                MRV Communications, Inc.   Fibronics Group Ltd.    Adjustment         Balances
                                                           (a)                                        (b)               (c)

REVENUES                                                 $ 57,779                $ 19,481             $    --          $ 77,260
COSTS AND EXPENSES
              Cost of goods sold                           33,682                  10,823                  --            44,505
              Research and development
                 expenses                                   5,787                   1,879                  --             7,666
              Selling, general and
                 administrative expenses                    8,808                  11,489                  --            20,297
              Purchased technology in
                 progress                                  17,795                      --              17,795                --
              Restructuring costs                           6,974                      --                  --             6,974
                                                         --------                --------             -------          --------
                                                           73,046                  24,191              17,795            79,442
                                                         --------                --------             -------          --------

              Operating income (loss)                     (15,267)                 (4,710)            (17,795)           (2,182)
              Financing expenses, net                          --                  (1,240)                 --            (1,240)
              Other income (expense)                          296                    (193)                 --               103
              (Credit) Provision for income taxes          (5,982)                     --              (6,406)              424
              Minority interests                              117                      --                  --               117
                                                         --------                --------             -------          --------
                 Net income (loss)                         (9,106)                 (6,143)            (11,389)           (3,860)

              Net income (loss) per share                                                                              $  (0.20)
              Weighted average common and
              common equivalent shares outstanding                                                                       19,312


Note

a Includes results of operations associated with assets acquired from Fibronics Group Ltd for the period September 26, 1996 to September 30, 1996.

b Adjustment to eliminate nonrecurring purchased technology in progress and tax effect thereon.

c The pro forma information above shows the combined statements of operations of MRV Communications, Inc. and operations associated with assets acquired from Fibronics Group Ltd. as if the purchase of those assets had taken place as of January 1, 1996. Adjustments to amortize goodwill recorded and fair value adjustments to property, plant and equipment are not material.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              MRV COMMUNICATIONS, INC.



                                              BY: /s/  EDMUND GLAZER
                                                  ----------------------------
                                                       Edmund Glazer
                                                       Chief Financial Officer